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                                                                       EXHIBIT A


         The undersigned hereby agree to file a joint Schedule 13D with respect to the interests of the undersigned in AVI Biopharma, Inc., and that the
Schedule 13D to which this Exhibit A is attached has been filed on behalf of each of the undersigned.

Dated:  June 28, 2001

                                 MEDTRONIC, INC.



                                 By:      /s/ DAVID J. SCOTT
                                      ------------------------------------------
                                      David J. Scott
                                      Senior Vice President and General Counsel

                                 MEDTRONIC ASSET MANAGEMENT, INC.



                                 By:      /s/ DAVID J. SCOTT
                                      ------------------------------------------
                                      David J. Scott
                                      Vice President and Secretary


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